U.S. SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

                        Date of Report: October 20, 2000



                              GOLDSTATE CORPORATION
        (Exact name of small business issuer as specified in its charter)

                                     NEVADA
              (State or other Jurisdiction as Specified in Charter



         0-26705                                          88-0354425
(Commission file number)                    (I.R.S. Employer Identification No.)




                       3305 Spring Mountain Road, Suite 60
                             Las Vegas, Nevada 89012
                    (Address of Principal Executive Offices)


                                 (888) 228-5526
                           (Issuer's telephone number)

Items 1 through 3, and 5, 6 and 8 not applicable.

Item 4. Changes in Registrant's Certifying Accountant

     On October 20, 2000, Johnson, Holscher & Company, P.C., the principal independent accountant of Goldstate Corporation, a Nevada corporation (the "Company") resigned because of a business decision made by management of Johnson, Holscher & Company, P.C. to cease rendering services for clients which involve services or representation under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended. During the Company's two most recent fiscal years and any subsequent interim period preceding the resignation of Johnson, Holscher & Company, P.C., there were no disagreements with Johnson, Holscher & Company, P.C. which were not resolved on any matter concerning accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Johnson, Holscher & Company, P.C., would have caused Johnson, Holscher & Company, P.C. to make reference to the subject matter of the disagreements in connection with its reports. Johnson, Holscher & Company, P.C., as the Company's principal independent accountant, did not provide an adverse opinion or disclaimer of opinion to the Company's financial statements, nor modify its opinion as to uncertainty, audit scope or accounting principles. The principal independent accountant did modify its opinion due to going concern uncertainties.

     On October 20, 2000, the board of directors of the Company approved and authorized the engagement of LaBonte & Co., Chartered Accountants, #1205 - 1095 West Pender Street, Vancouver, British Columbia V6E 2M6 as the principal independent accountant for the Company.

Item 7. Financial Statements and Exhibits.

     (a)  Financial Statements of Businesses Acquired.

          Not applicable.

     (b)  Pro Forma Financial Information

          Not applicable.

     (c)  Exhibits.

          16. Letter on Change in Certifying Accountant.

                                   SIGNATURES

     In accordance with the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.



                                            GOLDSTATE CORPORATION


Date: October 20, 2000                      By: /s/ Carson Walker
                                            ---------------------
                                            Carson Walker, President